EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option Plan of Alliance Pharmaceutical Corp. of our report dated August 1, 2000, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report Form 10-K for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California
December 20, 2000